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Exhibit 3.2(n)

CODE OF BY-LAWS

OF

MERIT REALTY, INC

ARTICLE I

Definitions and Abbreviations

        As used in this Code of By-Laws, when capitalized:

Section	Term	Definition
1.01	"Corporation"	means Merit Realty, Inc.
1.02	"Act"	when used in the text, means the Indiana General Corporation Act, of 1929, as amended from time to time.
1.03	"Articles of Incorporation"	means the Articles of Incorporation, as amended from time to time.
1.04	"By-Laws"	means the Code of By-Laws of the Corporation, as amended from time to time.

ARTICLE II

Identification

        Section 2.01.    Name.    The name of the Corporation is Merit Realty, Inc.

        Section 2.02.    Principal Office and Resident Agent—Power to Change.    The post-office address of the initial principal office of the Corporation is P.O. Box 4375, Lafayette, Indiana 47903; and the name and post-office address of its initial Resident Agent in charge of such office is Timothy J. Shriner, P.O. Box 4375, Lafayette, Indiana 47903. The location of its principal office or the designation of its Resident Agent, or both, may be changed at any time, or from time to time, when authorized by the Board of Directors, by filing with the Secretary of State, on or before the day any such change is to take effect, or within five days after the death of the Resident Agent or other unforeseen termination of his agency, a certificate signed by any current officer of the Corporation and verified and affirmed subject to the penalties of perjury, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.

        The Resident Agent of the Corporation may file with the Secretary of State a signed statement that he is unwilling to continue to act as Resident Agent of the Corporation for the service of process. Five (5) days after the filing of such statement with the Secretary of State, the capacity of Resident Agent, as such, shall terminate. If and when the Corporation shall not have a Resident Agent available in this state, service or legal process upon the Corporation, in all instances in which such service could be made on such agent if available, may be had by serving the same upon the Secretary of State upon the same terms and provisions provided by law in the case of service of legal process on a foreign corporation which is admitted to do business, but does not have a resident agent in Indiana.

        Section 2.03.    Seal.    The seal of the Corporation, if any, shall be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "Merit Realty, Inc." In the center of the seal shall appear the word "Seal".

        Section 2.04.    Fiscal Year.    The fiscal year of the Corporation shall begin on the 1st day of January in each year and end on the last day of December in the same year.

ARTICLE III

Shares

        Section 3.01.    Consideration for Shares.    The Directors shall cause the Corporation to issue the shares of stock of the Corporation for such consideration as has been fixed by such Board pursuant to the provisions of the Articles of Incorporation.

        Section 3.02.    Subscriptions to Shares.    Subscriptions for shares of stock of the Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time by the Board of Directors.

        Section 3.03.    Payment for Shares.    Subject to the provisions of the Articles of Incorporation and any resolution to the contrary heretofore or hereafter adopted by the Board of Directors of the Corporation, the consideration for the issuance of shares of the stock of the Corporation may be paid, in whole, or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services rendered to, the corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the stock of the Corporation.

        Section 3.04.    Certificates for Common Shares.    Each shareholder of the Corporation shall be entitled to a certificate, signed by the President or a Vice President, and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented thereby, that such shares are without par value, and whether such shares have been fully paid and are not liable to any further call or assessment, unless not fully paid, in which case the certificate shall be legibly stamped to indicate the percentum which has been paid up. Such certificates shall be substantially in the following form:

(Form for face of Certificate)

Incorporated under the laws of the
State of Indiana

Number	Shares

MERIT REALTY, INC.

Stock
                         Shares

        THIS CERTIFIES that                                                 is the registered holder of                             (                        ) shares of the stock without par value of

MERIT REALTY, INC.

fully paid and not liable to any further call or assessment, and transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

        IN WITNESS WHEREOF, the said corporation has caused this certificate to be signed by its duly authorized officers, and to be sealed with the seal of the corporation, the                         day of                        , A.D., 19            .

President

Secretary

(Form for back of Certificate)

        The shares represented by this certificate were acquired for investment only and not for resale. They have not been registered under the Securities Act of 1933 or any state securities law. These shares may not be sold, transferred, pledged, or hypothecated unless first registered under such laws, or unless the corporation had received an opinion of counsel satisfactory to it that registration is not required.

        For value received,                                                  hereby sell, assign and transfer unto                                                 ,                        shares of stock represented by the within certificate, and do hereby irrevocably constitute and appoint                        Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

        DATED                                                 , 19            .

In the presence of

        Section 3.05.    Certificates Issued Prior to Payment.    If any certificates, representing shares of the stock of the Corporation, is issued, but the shares represented thereby are not fully paid up, such certificates shall be legally stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped accordingly.

        Section 3.06.    Transfer of Stock.    The shares of the Corporation shall be transferrable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by law or by the Articles of Incorporation or the By-Laws.

        Section 3.07.    Regulations.    Subject to the provisions of this Article, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the stock of the Corporation.

        Section 3.08.    S Corporation Status.    Corporate shareholders may only transfer their stock to qualified individuals, estates or qualified trusts should the Corporation elect and qualify for S corporation status. In such instance, any shareholder is deemed by his acceptance of Corporate stock to agree to an "Interim Closing of the Books" under the Tax Reform Act of 1984 (the "Act"), as amended, for purposes of allocating Corporate taxable items of income, loss, etc., between a selling and a buying shareholder. The Corporation may place an appropriate restriction on all shares. The Corporation or any shareholder may require all shareholders to sign appropriate transfer agreements and forms approving an "Interim Closing of the Books" at the time of share sale or redemption.

        Section 3.09.    Notification of Changes of Address.    The Shareholders shall be responsible for notifying the Secretary of the Corporation, in writing, of any changes in their addresses from time to time, and failure to do so will relieve the Corporation, its Shareholders, Officers and Directors of liability for failure to direct notices, dividends or other documents or property to an address other than the one appearing upon the records of the Secretary.

        Section 3.10.    Lost, Stolen or Destroyed Certificates.    The Corporation may issue a new certificate for shares of the Corporation in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction, and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

ARTICLE IV

Meetings of Shareholders

        Section 4.01.    Place of Meetings.    All meetings of Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice, thereof, or proxies to represent shareholders thereat. So long as the Corporation has no more than ten (10) shareholders, shareholders' meetings may be by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other. Participation by these means constitutes presence in person at the meeting.

        Section 4.02.    Annual Meeting.    The annual meeting of the shareholders of the Corporation for the election of directors and for transaction of such other business as properly may come before the meeting shall be held each year on the 12th day of March. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

        Section 4.03.    Special Meeting.    Special meetings of the Shareholders may be called by the President, by any Vice President, by a majority of the Board of Directors, or by Shareholders holding of record not less than one-fourth (1/4th) of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

        Section 4.04.    Notice of Meetings.    A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Act, the Articles of Incorporation, or this Code of By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the Officers or persons calling the meeting, to each Shareholder of record entitled by the Articles of Incorporation and by the Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days (but not more than sixty (60) days) before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice of such meeting. Each Shareholder, who has in the manner above provided waived notice of a Shareholder's meeting, or who personally attends a Shareholder's meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

        Section 4.05.    Addresses of Shareholders.    The address of any Shareholder appearing upon the records of the Corporation shall be deemed to be the same address as the latest address of such Shareholder appearing on the records maintained by the Secretary of the Corporation.

        Section 4.06.    Voting at Meetings.

          Clause 4.061.    Common Stock.    Except as otherwise provided by law or by the provisions of the Articles of Incorporation, the shares of common stock shall entitle the holder thereof, if otherwise entitled to vote, to cast at all meetings and upon all matters, issues and questions upon which a vote if the Shareholders is required, requested or taken, one vote for each duly issued, outstanding and paid-up share so held.

          Clause 4.062.    Prohibition Against Voting Stock.    No share stock shall be voted at any meeting; or,

            Item 4.0621.    Unpaid Installment.    Upon which any installment is due and unpaid; or

            Item 4.0622.    Late Transfer.    Which shall have been transferred on the books of the Corporation within such number of days, not exceeding fifty (50), next preceding the date of such meeting as the Board of Directors shall determine, or, in the absence of such determination, within ten (10) days next preceding the date of such meeting;

            Item 4.0623.    Shares Belonging to the Corporation.    Which belongs to the Corporation.

          Clause 4.063.    Voting of Shares Owned by Other Corporations.    Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such other corporation may appoint or as the By-Laws of such other corporation may prescribe, and in the absence of such designation by such person as may be nominated in a proxy duly executed for the purpose by the president or a vice president, and the secretary or assistant secretary of such other corporation.

          Clause 4.064.    Voting of Shares Owned by Fiduciaries.    Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order, appointing such fiduciaries, may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

            Item 4.0641.    Joint Fiduciaries.    Where shares are held jointly by three or more fiduciaries, such shares shall be voted in accordance with the will of the majority.

            Item 4.0642.    Equally Divided Fiduciaries.    Where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

            Item 4.0643.    Proxy of Fiduciary.    The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

          Clause 4.065.    Voting of Pledged Shares.    Shares that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the Shareholder pledging the same until the shares shall have been transferred to the pledgee on the books of the Corporation and thereafter they may be voted by the pledgee, subject to any restriction provided in the Articles of Incorporation, the Code of By-Laws or by law.

          Clause 4.066.    Proxies.    A Shareholder may vote, either in person or by proxy executed in writing by the Shareholder, or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

          Clause 4.067.    Quorum.    At any meeting of the Shareholders, a majority of the shares of the Common Stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

          Clause 4.068.    Voting Lists.    The Secretary of the Corporation shall make, at least five (5) days before each election of Directors, a complete list of the Shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any Shareholder. Such list shall be produced and kept open at the time and place of election and subject to the inspection of any Shareholder during the holding of such election. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine such list, or the stock ledger or transfer book, or to vote at any meeting of the Shareholders.

          Clause 4.069.    Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.    The Board of Directors may fix a day and hour not exceeding fifty (50) days preceding the date fixed for payment of any dividend, or for the delivery of evidences of rights, or for the distribution of certificates for shares of stock, without par value, upon a change of outstanding shares, without par value, into a greater number of shares, as a record time for the determination of the Shareholders entitled to receive any such dividend, rights or distribution, and in such case only Shareholders of record at the time so fixed shall be entitled to receive such dividend, rights or distribution. The Board of Directors, at its option, may also prescribe a period not exceeding fifty (50) days prior to the payment of such dividend, delivery or distribution, during which no transfer of stock on the books of the Corporation may be made.

          Clause 4.071.    Taking Action by Consent.    Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the Shareholders.

          Clause 4.072.    Order of Business.    The order of business at annual meetings, and so far as practicable at all other meetings, of Shareholders, shall be:

            Item 4.0721.    Proof of due notice of meeting.

            Item 4.0722.    Call of roll.

            Item 4.0723.    Reading and disposal of any unapproved minutes.

            Item 4.0724.    Annual reports of Officers and Committees.

            Item 4.0725.    Unfinished business.

            Item 4.0726.    New business.

            Item 4.0727.    Election of Directors.

            Item 4.0728.    Adjournment.

ARTICLE V

The Board of Directors

        Section 5.01.    Election and Qualification.    At the first annual meeting of the Shareholders, and at each annual meeting thereafter, Directors shall be elected by the holders of the shares of stock entitled by the Articles of Incorporation to elect Directors, for a term of one (1) year; and they shall hold office until their respective successors are chosen and qualified. Unless changed by appropriate amendment of this Section, the Board shall consist of two (2) Director(s). Directors need not be Shareholders of the Corporation. No decrease in the number of Directors at any time provided for by the Code of By-Laws shall become effective prior to the date of the first annual meeting for the election of Directors that is held after the date on which the provision of the Code of By-Laws making such change is adopted.

        Section 5.02.    Vacancies.    Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity or increase in the number of Directors shall be filled by a majority vote of the remaining members of the Board of Directors, until the next annual meeting of the Shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the Shareholders, at any special meeting called for such purpose. If the vote of the remaining members of the Board shall result in a tie, such vacancy may be filled by vote of the Shareholders at a special meeting called for the purpose. Shareholders shall be notified of any increase in the number of Directors and the name, address, principal occupation and other pertinent information about any Director elected by the Board of Directors to fill any vacancy. Such notice shall be given in the next mailing sent to Shareholders following any such increase or election, or both, as the case may be.

        Section 5.03.    Annual Meeting.    The Board of Directors shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held (either within or without the State of Indiana), for the purpose of organization, election of Officers and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

        Section 5.04.    Special Meetings.    Special meetings of the Board of Directors may be called at any time by the President or any Vice President, and shall be called on the written request of any two Directors. Notice of such a special meeting shall be sent by the Secretary or an Assistant Secretary to each Director at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceeding the day for such meeting; or may be delivered by the Secretary or an Assistant Secretary to a Director personally at any time during such second preceding day. In lieu of such notice, a Director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting or after the time of the meeting.

        Any meeting of the Board of Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all the Directors, who have not waived notice thereof in writing, shall be present in person.

        Section 5.05.    Place of Meetings.    The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation (except as may be provided by law), within and without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may from time to time by resolution determine. Meetings may be held by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this matter constitutes presence in person at the meeting.

        Section 5.06.    Quorum.    A majority of the actual number of Directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, by the Articles of Incorporation, or by the Code of By-Laws. A Director, who is present at a meeting of the Board of Directors, at which action or any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the Secretary of the meeting in the minutes of the meeting), or (b) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either Clause (a) or Clause (b) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a Director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the Chairman of such meeting.

        Section 5.07.    Action by Consent.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 5.08.    Removal.    Any Director may be removed, either for or without cause, at any special meeting of the Shareholders by the affirmative vote of a majority in number of shares of the Shareholders of record present in person or by proxy and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the notice calling such meeting shall so provide, the vacancy caused by the removal may be filled at such meeting by vote of a majority of the Shareholders present and entitled to vote for the election of Directors.

        Section 5.09.    Resignations.    Any Director may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof.

        Section 5.10.    Powers of Directors.    The Board of Directors shall exercise by all the powers of the Corporation, subject to the restriction imposed by law, by the Articles of Incorporation, or by this Code of By-Laws.

        Section 5.11.    Dividends.    The Board of Directors shall have the power, subject to any restriction contained in the Articles of Incorporation, to declare and pay dividends upon the stock of the Corporation out of the unreserved and unrestricted earned surplus of the Corporation. Before payment of any dividend, or the distribution of any profits, there may be set aside out of the net profits of the Corporation such sum or sums as the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends, or for such other purpose as the Directors shall think conducive to the interests of the Corporation.

        Section 5.12.    Compensation of Directors.    The Board of Directors is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board, and additional compensation for such additional services any of such Directors may perform for the Corporation.

ARTICLE VI

Executive Committee

        Section 6.01.    Designation of Executive Committee.    The Board of Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate the President and one or more other persons of its number to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by the Act. No member of the Executive Committee shall continue to be a member thereof after he ceases to be a Director of the Corporation. The Board of Directors shall have the power at any time to increase or diminish the number of members of the Executive Committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

        Section 6.02.    Powers of the Executive Committee.    During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. All minutes of meetings of the Executive Committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incompleted action taken by the Corporation upon authorization by the Executive Committee prior to the time at which the same should have been, or were, submitted as provided above. The Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation, proposing a Special Corporate Transaction as defined in the Act, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.

        Section 6.03.    Procedure; Meetings; Quorum.    The President of the Corporation shall, if present, act as Chairman at all meetings of the Executive Committee, and the Secretary of the Corporation shall, if present, act as Secretary of the meeting. The Executive Committee shall appoint a chairman or secretary in case of the absence of the President or the Secretary of the Corporation from any meeting of the Executive Committee. The Executive Committee shall keep a record of its acts and proceedings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings of the Executive Committee shall be called at the request of any member of the Executive Committee. Written notice of each special meeting of the Executive Committee shall be sent by the Secretary or an Assistant Secretary to each member of the Executive Committee at his residence or usual place of business by letter, telegram, cable or radiogram, at such time that, in regular course, such notice would reach such place not later than the day immediately preceeding the day for such meeting; or may be delivered by the Secretary or an Assistant Secretary to a member personally at any time during such immediately preceding day. Notice of any such meeting need not be given to any member of the Executive Committee who has waived such notice either in writing or by telegram, cable or radiogram, arriving either before or after such meeting, or who shall be present at the meeting. Any meeting of the Executive Committee shall be a legal meeting, without notice thereof having been given, if all the members of the Executive Committee who have not waived notice thereof in writing or by telegram, cable or radiogram shall be present in person. The Executive Committee may hold its meetings within or without the State of Indiana, as it may from time to time by resolution determine. Meetings may be held by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this matter constitutes presence in person at the meeting. A majority of the Executive Committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a Committee, and the individual members shall have no power as such. The Board of Directors may vote to the members of the Executive Committee a reasonable fee as compensation for attendance at meetings of such committees.

ARTICLE VII

The Officers

        Section 7.01.    Number.    The Officers of the Corporation shall consist of the President, one or more Vice Presidents, a Treasurer, a Secretary, and such other subordinate officers as may be prescribed by this Code of By-Laws or as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. Two or more offices may be held by the same person. The Board of Directors, if it sees fit, may leave the office of Vice President vacant.

        Section 7.02.    Election, Term of Office and Qualification.    The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereafter provided.

        Section 7.03.    Removal.    Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified, from time to time, at a special meeting called for the purpose.

        Section 7.04.    Resignations.    Any officer may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective.

        Section 7.05.    Vacancies.    Any vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in this Code of By-Laws for election or appointment of office.

        Section 7.06.    The President.    The President, who shall be chosen from among the Directors, shall have general supervision and direction over the business and affairs of the Corporation and active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee. He shall, in general, perform all duties incident to the office of President and such other duties as, from time to time, may be assigned to him by the Board of Directors or the Executive Committee.

        Section 7.07.    The Vice President.    Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him. At the request of the President, any Vice President may, in the case of the absence or inability of the President to act, temporarily act in his place. In the case of the death of the President, or in the case of his absence or inability to act without having designated a Vice President to act temporarily in his place, the Board of Directors shall designate one of the Vice Presidents to perform the duties of the President.

        Section 7.08.    The Secretary.    The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the Shareholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of this Code of By-Laws and as required by law; shall be custodian of the records and of the seal of the Corporation; and, in general, shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the President.

        Section 7.09.    The Treasurer.    The Treasurer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties as, from time to time, may be assigned to him by the Board of Directors or by the President.

        The Treasurer shall render to the President and the Board of Directors, whenever the same shall be required, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall, if required to do so by the Board of Directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal of office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        Section 7.10.    Salaries.    The salaries of the officers, if any, shall be fixed, from time to time, by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact he is also a Director of the Corporation.

ARTICLE VIII

Indemnification of Directors and Officers

        Section 8.01.    Indemnification in General.    The Corporation shall indemnify any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a Director, Officer, agent or employee of the Corporation, or of any corporation which he served as such at the request of the Corporation, against the reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, civil or criminal, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Officer, Director, agent or employee is liable for negligence or misconduct in the performance of his duties to the Corporation. The Corporation may also the performance of his duties. The Corporation may also reimburse to any such Directors,

Officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the Directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the Corporation that such settlement be made and that such Director, Officer, agent or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, Officer, agent or employee may be entitled apart from the provisions of this Article. Further, the Corporation may pay the expenses incurred in defending any action, suit or proceeding, civil or criminal, in advance of the final disposition of such action, suit or proceeding, notwithstanding any provision of the Act or this Code of By-Laws to the contrary upon the receipt of an undertaking by or on behalf of the Director, Officer, agent or employee, to repay the amount paid by the Corporation if it shall be ultimately determined that the Director, Officer, agent or employee is not entitled to indemnification as provided in this Article.

ARTICLE IX

Special Corporate Acts, Deeds, Contracts and Stock

        Section 9.01.    Execution of Deeds, Contracts, Etc.    Unless otherwise provided by Corporate Resolution, all deeds and mortgages made by the Corporation and all other written contracts and agreements in which the Corporation shall be a party shall be executed in its name by the President or one of the Vice Presidents and attested by the Secretary; and the Secretary, when necessary or required, shall affix the corporate seal thereto.

        Section 9.02.    Endorsement of Stock Certificates.    Subject always to the further orders and directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice Presidents, and such endorsement shall be duly attested by the Secretary either with or without affixing thereto the corporate seal.

        Section 9.03.    Voting of Stock Owned by Corporation.    Subject always to the further orders and directions of the Board of Directors any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation if he be present, or in his absence by any Vice President of the Corporation who may be present. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation and shall be attested by the Secretary of the Corporation under the corporate seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

ARTICLE X

Amendments

        Section 10.01.    In General.    The power to make, alter, amend or repeal this Code of By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of them shall be necessary to effect any such alternative, amendment or repeal of this Code of By-Laws.

        Section 10.02.    Specific.    In the event any provision contained herein conflicts with any subsequent amendment to the Articles of Incorporation or with the Indiana General Corporation Act as amended from time to time, said provision shall be deemed amended to comply thereto.

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  Exhibit 3.2(n)
CODE OF BY-LAWS OF MERIT REALTY, INC